UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2023

Name of Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, Commission File Number, IRS Employer Identification Number

ALLIANT ENERGY CORPORATION
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
Commission File Number - 1-9894
IRS Employer Identification Number - 39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of shareowners during the annual meeting of shareowners of Alliant Energy Corporation (“AEC”) on May 23, 2023 are as follows.

1.Election of directors. Each nominee for director was elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
For a term ending in 2024
Stephanie L. Cox	188,432,521	1,274,882	449,734	25,325,105
For a term ending in 2026
Patrick E. Allen	173,063,970	16,672,609	420,558	25,325,105
Michael D. Garcia	187,565,087	2,153,954	438,096	25,325,105
Susan D. Whiting	187,097,567	2,677,445	382,125	25,325,105

2.Approve, on an advisory, non-binding basis, the compensation of our named executive officers. This matter was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
181,184,866	7,956,109	1,016,162	25,325,105

3.Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers. One Year was chosen by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
186,253,391	938,356	2,204,601	760,789	25,325,105

In light of these voting results and other factors, AEC decided to hold annual advisory votes on the compensation of its named executive officers until the next vote on the frequency of such votes. A vote on the frequency of the advisory vote on compensation of its named executive officers is required at least once every six years.

4.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023. This matter was approved by the following vote:

For	Against	Abstain
209,098,452	5,731,229	652,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALLIANT ENERGY CORPORATION

Date: May 25, 2023	By:/s/ Robert J. Durian
Robert J. Durian
Executive Vice President and Chief Financial Officer